EXHIBIT 10 (b)






INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-50737 of Lincoln Benefit Life Variable Annuity Account of Lincoln Benefit Life Company on Form N-4 of our report dated February 19, 1999 relating to the consolidated financial statements and financial statement schedule of Lincoln Benefit Life Company, appearing in the Prospectus, and our report dated March 18, 1999 relating to the financial statements of Lincoln Benefit Life Variable Annuity Account contained in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Lincoln Benefit Life Variable Annuity Account of Lincoln Benefit Life Company), both of which are part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Chicago, Illinois
March 29, 1999